EXHIBIT 16.1



                           SCHEDULE FOR COMPUTATION OF
                          PERFORMANCE QUOTATIONS OF THE
                BAILARD, BIEHL & KAISER INTERNATIONAL EQUITY FUND


                              TOTAL RETURN FORMULA
                               n
                         P(1+T)  = ERV


Where:              P        =       a hypothetical initial payment of $1,000

                    T        =       average annual total return

                    n        =       number of years

                    ERV      =       ending  redeemable  value of a hypothetical
                                     $1,000 payment made at the beginning of the 1, 5 or 10 year periods at the end of each such period (or fractional portion thereof)


For the 1 year period ended September 30, 1996:
                               1
                    $1,000(1+T)  = $1,073.30 or an annual compounded
                                   rate of 7.33%

For the 5 year period ended September 30, 1996:
                               5
                    $1,000(1+T)  = $1,168.87 or an average annual compounded
                                   rate of 3.17%

For the 10 year period ended September 30, 1996:
                               10
                    $1,000(1+T)   = $1,240.68 or an average annual compounded
                                    rate of 2.18%